UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2008

Banks.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices, including Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2008, Banks.com, Inc. (the “Company”) received a letter from the NYSE Alternext US LLC (the “Exchange”) indicating that the Company is below certain of the Exchange’s continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(iv) of the Exchange’s Company Guide (the “Company Guide”) in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange by November 10, 2008 that demonstrates the Company’s ability to regain compliance with Section 1003(a)(iv) of the Company Guide by April 10, 2009. If the Company does not submit a plan, or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

The Company intends to submit a plan to the Exchange by November 10, 2008. There can be no assurance that the Exchange will accept the Company’s plan of compliance or, if accepted, that the Company will make progress consistent with the plan.

The letter from the Exchange also indicated that, due to its low selling price, the Company’s common stock may not be suitable for auction market trading. The Exchange also notified the Company, in accordance with Section 1003(f)(v) of the Company Guide, that it deems it appropriate under the circumstances for the Company to effect a reverse stock split to address its low selling price. If the Company fails to affect the reverse split within a reasonable time after receiving the letter, the Exchange may consider suspending dealings in, or removing from the list, the Company’s common stock. In that event, the Company would become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the Exchange initiating delisting proceedings.

The Company’s press release dated October 16, 2008 with respect to the notification from the Exchange described above is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press Release dated October 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banks.com, Inc.

Date: October 16, 2008	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer (Principal Executive Officer)